Exhibit 10.23

Chongqing Puluosi Microfinance Co. Ltd.

Loan Contract

(Contract No. :  [●])

Loaner: Chongqing Puluosi Microfinance Co. Ltd.

Address: 19 Yinglong Avenue, Longxin Town, Yubei District, Chongqing City.

Borrower: Chongqing Penglin Food Co. Ltd.

Address: 128 Xinyuan Road, Zhenxi Town, Beiling District, Chongqing City.

I.	Loan:

1.	Type: Liquid capital loan

2.	Purpose: purchase raw materials

3.	Currency: RMB.

4.	Amount: ¥10,000,000

5.	Term: short term

6.	Period: 12 months from the date of withdrawal

II.	Loan interest rate, interest calculation and interest settlement:

1.	Loan interest rate is calculated pursuant to

Fixed rate: Loan interest rate is fixed at an annual rate of 12%.

2.	Loan Interest Rate shall be settled monthly on the 20th day of each month. The corresponding day of actual withdrawal date of each month is the interest payment date.

3.	If Borrower does not repay the loan on time, Borrower is deemed to be at default, and is subject to penalty interest, liquidated damages, and compound interest. Penalty interest is the loan interest plus 50bp.

4.	If the loan is used in violation of the purpose of this agreement, the penalty interest will be increased 50bp of the loan interest under this contract.

III.	Guarantee:

1.	The guarantee type for performance of this contract is guarantee and pledge.

Name of Guarantor and Pledge	Contract No.	Guarantee Type
Mingwen Wang		Guarantee
Zeshu Dai		Guarantee
Guangan Yongpeng Food Co. Ltd.		Pledge

IV.	Repayment of Loan Principal

1.	Borrower shall repay the interest monthly and the principal on the maturity date.

2.	Borrower shall pay as liquidated damage the penalty interest as described above.

VII.	Miscellaneous:

1.	Any disputes arising from the performance of the contract shall be submitted to the court located in the place where Loaner resides.

2.	This contract comes into effect upon execution by legal representative of each party and stamped by both parties.

Loaner: /s/Chongqing Puluosi Microfinance Co. Ltd.

Borrower: /s/Chongqing Penglin Food Co. Ltd.

Execution date: November 13, 2017